Exhibit 23.2

STEPHEN E. ROTH

DIRECT LINE: 202.383.0158

Internet: steve. roth@sutherland.com

CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We hereby consent to the reference to our name under the caption “Legal Matters” in the Prospectus filed as part of Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-175423) for Great-West Life & Annuity Insurance Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of Securities Act of 1933.

SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ Stephen E. Roth
Stephen E. Roth

Washington, D.C.

November 17, 2011